UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 22, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 2.01 Completion of Acquisition or Disposition of Assets.

Orbital Energy Group, Inc's. (NASDAQ: OEG) (“OEG,” “Registrant” or “Company”) subsidiary, Gibson Technical Services, Inc. ("GTS") entered into and closed upon a Purchase Agreement dated October 22, 2021 by and among the Company and the owners of Full Moon Telecom, LLC (“Full Moon”). Full Moon is a Florida-based privately-owned telecommunications service provider that offers an extensive array of wireless service capabilities and experience including Layer 2/Layer 3 Transport, Radio Access Network (“RAN”) Integration, test and turn-up of Small Cell systems and Integration/Commissioning of Distributed Antenna (“DAS”) systems.

The acquisition will add revenues and be accretive to earnings for GTS and OEG beginning in the current fiscal quarter. Full Moon will become a wholly-owned subsidiary of GTS, expanding GTS’s service offerings to its customers.

Full Moon’s additional capabilities include providing site surveys, regulatory support, project management, continuous wave testing, scanner walks, optimization/data collection and E911 data validation and testing.  These additional skill sets combined with Full Moon’s RAN integration and DAS commissioning efforts have allowed for an expanded service offering and turnkey approach to ensuring the on time delivery and quality on end-to-end solutions to wireless customers.

Subject to the terms and conditions set forth in the Purchase Agreement, the base purchase price for 100% of the ownership of Full Moon is $1,900,000, with the consideration structured as follows:

●
$1,235,000 in cash paid at closing less the amount needed to pay certain outstanding debt of Full Moon; and plus or minus the amount needed for estimated closing working capital to equal a 2 to 1 ratio; and

●	227,974 shares of restricted common stock issued to the Full Moon owners with an aggregate value of $665,000 based upon a per share value of $2.917.
●
The Purchase Agreement provides for the adjustment of the selling price to adjust the final closing working capital at the acquisition date as a post-closing adjustment for net working capital above or below a 2-1 ratio for the closing working capital ratio estimated on the acquisition date and to be finalized within 45 days after the closing date of October 22, 2021.

The Purchase Agreement contains various customary representations, warranties and covenants.

Item 7.01 Regulation FD Disclosure.

On October 26, 2021, the Company issued a press release announcing the acquisition of Full Moon.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)     The acquisition of Full Moon does not meet the threshold for required inclusion of audited financial statements or proforma financial information that would otherwise be required by Items 9.01(a) and 9.01(b).

(d)     Exhibits
Exhibit No.	Description of Exhibit
99.1	Press Release announcing closing of Full Moon Telecom, LLC. acquisition
99.2	Share Purchase Agreement by and between Orbital Energy Group, Inc., Full Moon Telecom, LLC and its owners, dated October 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 27th day of October 2021.

Orbital Energy Group, Inc.
(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer